FORM 8-K

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

~~November 9, 2004~~ July 8, 2005

Date of Report (Date of earliest event reported)

ILX Resorts Incorporated

Exact name of Registrant as specified in its charter

ARIZONA

(State or other jurisdiction of incorporation)

001-13855

86-0564171

(Commission File

        (I.R.S. Employer

Number)

      Identification No.)

2111 E. Highland Avenue, Suite 210, Phoenix, AZ 85016

(Address of principal executive offices)

Registrant's telephone number, including area code 602-957-2777

Item 1.01 Entry into a Material Definitive Agreement

Common stock bonuses in the amounts listed below were issued under the ILX Resorts Incorporated Stock Bonus Plan (“Plan”) on July 8, 2005.  The Plan was approved by shareholders at the Company’s Annual Meeting and previously filed in an 8-K on June 28, 2005.

Nancy J. Stone	President and Director	8,500
Joseph P. Martori, II	Executive Vice President and Director	6,125
Edward S. Zielinski	Executive Vice President and Director	6,125
Margaret M. Eardley	Executive Vice President and Chief Financial Officer	6,125
Donald D. Denton	Executive Vice President	4,000
Thomas F. Dunlap	Executive Vice President	750

Common stock bonuses in the aggregate amount of eight thousand three hundred seventy five (8,375) shares were also granted to non-executive officers and other employees.  The vesting schedule for the issued shares is as follows:

		Immediate Vesting	Full Vesting January 15, 2006	Full Vesting January 1, 2008
Nancy J. Stone	President and Director	500	1,000	7,000
Joseph P. Martori, II	Executive Vice President and Director	375	750	5,000
Edward S. Zielinski	Executive Vice President and Director	375	750	5,000
Margaret M. Eardley	Executive Vice President and Chief Financial Officer	375	750	5,000
Donald D. Denton	Executive Vice President	0	0	4,000
Thomas F. Dunlap	Executive Vice President	250	500	0
Non-executive officers and employees		1,375	3,000	4,000
	TOTAL	3,250	6,750	30,000

An additional five thousand three hundred forty (5,340) common shares were issued in lieu of professional fees to a service provider.

 The information contained under this item on this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 3.02 Unregistered Sales of Equity Securities

On July 8, 2005, the Company issued forty-five thousand three hundred forty (45,340) shares of unregistered common stock valued at $350,720, as follows:  forty thousand (40,000) shares valued at $308,000 as incentive compensation to employees and five thousand three hundred forty (5,340) shares valued at $42,720 issued in lieu of professional fees to a service provider.

In issuing the foregoing shares, the Company relied upon an exemption from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended, on the basis that the transactions did not involve a public offering.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934 the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ILX Resorts Incorporated

Date:  July 8, 2005

/s/ Nancy J. Stone

                                                        Nancy J. Stone

            President